UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 27, 2008, Metropolitan Health Networks, Inc. (the “Company”) agreed to sell to Humana Medical Plans, Inc. (“Humana”) all of the stock of Metcare Health Plans, Inc., the Company’s wholly-owned subsidiary which operates a 7,300 member health maintenance organization (the “HMO”). Upon the proposed sale of the HMO, which is targeted to occur within 90 days, the Company’s provider service network (the “PSN”) will be retained by Humana pursuant to a five year independent practice association agreement (the “IPA Agreement”) to provide or coordinate the provision of healthcare services to the HMO’s members on a fixed fee per patient basis.

The transaction and IPA Agreement have been designed to allow the Company and Humana to expand their relationship, with each party focusing on its core competencies. Upon the consummation of the proposed sale, the Company’s business efforts will be exclusively concentrated on managing a provider service network, which is projected to grow its number of revenue generating patients served by about 30% upon the sale of the HMO. The acquisition of the HMO is also expected to expand the number of members in Humana’s Medicare Advantage Plans in Florida to over 330,000. The Company believes the HMO sale and IPA Agreement offer the Company an opportunity to improve upon its ability to operate cost efficiently and profitably. For instance, the Company anticipates that, as a result of Humana’s existing contracts with various service providers, the IPA Agreement will assist the PSN reduce the cost of providing certain services to the HMO’s members.

HMO Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement between the Company and Humana (the “Purchase Agreement”), Humana has agreed to purchase all of the stock of the HMO for cash equal to the sum of (i) $14.0 million and (ii) the amount, if any, by which the HMO’s estimated closing net equity (the “Estimated Closing Net Equity”) exceeds $4.5 million. Ten percent of such amount will be deposited in escrow for 24 months to secure the Company’s payment of any post-closing adjustments and indemnification obligations, described below.

The purchase price is subject to positive or negative post-closing adjustment based upon the difference between the Estimated Closing Net Equity and the HMO’s actual net equity as of the closing of the transactions contemplated by the Agreement (the “Closing”) as determined six months following the Closing (the “Closing Net Equity”). In addition to the purchase price adjustment discussed above, the Purchase Agreement requires that Humana reconcile any changes in CMS Part D payments and Medicare payments received by the HMO after the Closing for services provided prior to the Closing Date to the amounts recorded for such items as part of the Closing Net Equity determination. The net amount of such reconciliations will be paid to the Company or Humana, as applicable.

The Closing is subject to the approval of CMS and Florida insurance regulators, the consent of various third parties, the non-occurrence of any event which has a material adverse effect on the HMO and various usual and customary conditions. The Purchase Agreement also contains customary representations, warranties, covenants (including negative covenants), and indemnification provisions, as well as a five year non-competition and non-solicitation covenant of the Company. The non-competition covenant, which expressly does not apply to the Company’s operation of the PSN business, precludes the Company from competing with the HMO and its affiliates throughout the State of Florida during the five-year restricted period. Either party may terminate the Purchase Agreement in the event the conditions to Closing have not been satisfied or waived prior to October 31, 2008 or if satisfaction of any the conditions to Closing become impossible.

The HMO, which served approximately 7,300 members as of June 1, 2008, had a segment loss before allocated overhead and income taxes of approximately $10.5 million for the year ended December 31, 2007 and approximately $2.7 million for the first quarter of 2008.

IPA Agreement

The IPA Agreement, which pertains to 13 counties in central Florida and the Treasure and Gulf Coasts of Florida where the HMO currently operates, provides that the PSN will provide and arrange for the provision of covered medical services to each member of Humana’s Medicare Advantage Plans who selects one of the PSN’s Physicians as his or her primary care physician (a “Humana Participating Customer”).

Pursuant to the IPA Agreement, the PSN will receive a fixed fee with respect to each Humana Participating Customer, which fee will represent a significant portion of the premium that Humana receives from CMS with respect to that member. Under the IPA Agreement, the PSN will assume full responsibility for the provision of all necessary medical care for each Humana Participating Customer, even for services it does not provide directly.

The IPA agreement has a five-year term and will renew automatically for additional one-year periods upon the expiration of the initial term and each renewal term unless terminated upon 90 days notice prior to the end of the applicable term. Humana may immediately terminate the IPA Agreement and/or any individual physician credentialed under the IPA Agreement, upon written notice, (i) if the PSN and/or any of the PSN Physician’s continued participation may adversely affect the health, safety or welfare of any Humana member or bring Humana into disrepute; (ii) if the PSN or any of its physicians fail to meet Humana’s credentialing or re-credentialing criteria; (iii) if the PSN or any of its physicians is excluded from participation in any federal health care program; (iv) if the PSN or any of its physicians engages in or acquiesces to any act of bankruptcy, receivership or reorganization; or (v) if Humana loses its authority to do business in total or as to any limited segment or business (but only to that segment). The PSN and Humana may also each terminate the IPA Agreement upon 60 days’ prior written notice (with a 30 day opportunity to cure, if possible) in the event of the other’s material breach of the IPA Agreement.

In four of the counties covered by the IPA Agreement (Martin, St. Lucie, Okeechobee and Glades), the PSN will be restricted pursuant to the IPA Agreement from contracting with any other Medicare Advantage plan through December 31, 2013.

In addition to the IPA Agreement, upon the proposed sale of the HMO, the PSN’s provider relationship with CarePlus Health Plans, Inc., one of Humana’s wholly-owned Medicare Advantage Plans, will be extended to include the 13 counties covered by the IPA Agreement.

  In connection with the proposed sale of the HMO, on June 25, 2008, Morgan Joseph & Co. Inc., the Company’s unaffiliated financial advisor, delivered a fairness opinion to the Company’s Board of Directors to the effect that the consideration to be received by the Company in connection with the proposed sale of the HMO is fair, from a financial point of view, to the Company.

The foregoing summary is qualified by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) the risk that the sale of the HMO to Humana will not be completed for a variety of reasons, including, but not limited to, an inability to obtain necessary governmental approvals and third party consents and the occurrence of an event which has a material adverse effect on the HMO; (ii) our ability to meet our cost projections under the IPA; (iii) our failure to accurately estimate incurred but not reported medical benefits expense; (iv) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (v) future legislation and changes in governmental regulations; (vi) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (vii) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; (viii) our ability to successfully operate the HMO  prior to the closing of its sale to Humana and, if such sale does not occur, our ability to continuously increase enrollment and effectively manage expenses in our HMO. The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Stock Purchase Agreement, dated as of June 27, 2008, by and between Humana Medical Plans, Inc. and Metropolitan Health Networks, Inc.

99.1 Press Release dated June30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel